UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act

Votorantim Cimentos S.A.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Brazil	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Praça Professor José Lannes, 40 – 9th Floor 04571-100 São Paulo – SP / Brazil	Not Applicable
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-187972

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
American Depositary Shares, each representing two units, with each unit comprised of one common share, with no par value, and two preferred shares, with no par value, of Votorantim Cimentos S.A.	New York Stock Exchange, Inc.
Common Shares, no par value	New York Stock Exchange, Inc.*
Preferred Shares, no par value	New York Stock Exchange, Inc.*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The description of the American Depositary Shares (the “Securities”), of Votorantim Cimentos S.A. (the “Registrant”) as included under the caption “Description of American Depositary Shares” in the Prospectus forming a part of the Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2013 (Registration No. 333-187972), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 4, 2013

VOTORANTIM CIMENTOS S.A.

By:	/s/ Paulo Henrique de Oliveira Santos
Name:	Paulo Henrique de Oliveira Santos
Title:	Chief Executive Officer

By:	/s/ Lorival Nogueira Luz Junior
Name:	Lorival Nogueira Luz Junior
Title:	Chief Financial and Investor Relations Officer